Exhibit 3.8

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:54 AM 03/11/2005
FILED 10:54 AM 03/11/2005
SRV 050205726 – 3939332 FILE

CERTIFICATE OF FORMATION

OF

PREflex LLC

THE UNDERSIGNED, being legal age and in order to form a Limited Liability Company under and pursuant to the provisions of the Limited Liability Company Laws of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Liability Company is

PREflex LLC

SECOND: The purpose of the Limited Liability Company is to engage in any lawful act or activity for which Limited Liability Companies may be organized under the Limited Liability Company Laws of the State of Delaware and, without limiting the scope and generality of the foregoing and in furtherance thereto, to engage in to operate a minority business enterprise engaged in the preprinted linerboard business; to do any and all other acts and things that may be necessary, incidental or convenient to such business and to conduct any other business or activity permitted under the laws of the State of Delaware.

THIRD: The address of the initial registered office and place of business of the Limited Liability Company and the name of the registered agent at said address are:

Interstate Document Filings Incorporated

3500 South Dupont Highway

Dover Delaware 19901

County of Kent

FOURTH: The name and address of the authorized person are as follows:

Marge O. Grimaldi

c/o Toner & DiBenedetto

5 Becker Farm Road, 4th Floor

Roseland, New Jersey 07068

EXECUTION

IN WITNESS WHEREOF, the undersigned hereby attest to be authorized to execute this Certificate of Formation on behalf of the Limited Liability Company on March 11, 2005.

/s/ Marge O. Grimaldi
Marge O. Grimaldi, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:34 PM 02/25/2009
FILED 05:18 PM 02/25/2009
SRV 090199295 – 3939332 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Preflex LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The Registered Agent for Preflex LLC, a Delaware Domestic LLC, is changed from Interstate Document Filings Incorporated located at 350 0 South Dupont Highway, Dover, DE 19901, in Kent County to National Registered Agents, Inc. located at 160 Greentree Drive, Suite 101, Dover, DE 19904, in Kent County.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 24 day of February , A.D. 2009.

By:	/s/ Robert B. McIntosh
Authorized Person(s)

Name:	Robert B. McIntosh,	Executive Vice President, General Counsel & Secretary
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State of Delaware
Secretary of State
Division of Corporations
Delivered 04:01 PM 01/04/2010
FILED 03:32 PM 01/04/2010
SRV 100004105 – 3939332 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is PREFLEX LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Robert B. McIntosh
Authorized Person

Name:	Robert B. McIntosh
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